UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K/A

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2019

 CONTURA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTRA	New York Stock Exchange

This amendment is filed to correct incomplete information in Item 5.07, Submission of Matters to a Vote of Security Holders, of the Current Report of Contura Energy, Inc. (the “Company”) filed on May 6, 2019 (the “Original Report”). The incomplete information related to voting results for the Company’s May 1, 2019 annual meeting of stockholders (the “Annual Meeting”).

On May 10, 2019, the Company was advised by a third-party previously retained by the Company to tabulate the votes at the Annual Meeting and to inspect the election (the “Inspector”) that the voting results provided to the Company by the Inspector on May 1, 2019 - which results appeared in the Original Report - were incomplete. Also on May 10, 2019, the Inspector provided the Company with updated voting results that contain the previously omitted information.

Item 5.07 of this amended report contains the corrected voting results. This correction of voting results does not alter the previously announced outcome of any of the proposals considered by stockholders at the Annual Meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 1, 2019, Contura Energy, Inc. (“the Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) via internet webcast. As of the record date for the Annual Meeting, March 12, 2019, there were 19,085,339 shares of common stock outstanding and eligible to vote. 15,680,003 of these shares, or 82.16%, were represented in person or by proxy at the Annual Meeting. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1:  The election of nine (9) directors nominated by our board of directors for a term of one year.

Nominee	For	Withheld	Broker Non-Votes
Kevin S. Crutchfield	7,423,703	4,220,001	4,036,299
Albert E. Ferrara, Jr.	8,006,461	3,637,243	4,036,299
Daniel J. Geiger	10,691,416	952,288	4,036,299
John E. Lushefski	9,855,506	1,788,198	4,036,299
Anthony J. Orlando	7,961,487	3,682,217	4,036,299
David J. Stetson*	4,066,133	7,577,571	4,036,299
Harvey L. Tepner	7,381,055	4,262,649	4,036,299
Neale X. Trangucci	10,566,840	1,076,864	4,036,299
Michael J. Ward	5,897,039	5,746,665	4,036,299
__________________
* Following his nomination, Mr. Stetson declined to stand for re-election. Votes cast regarding Mr. Stetson’s election were therefore void and he was not elected.

Proposal 2:  Advisory approval of the Company’s executive compensation.

For:	10,191,496
Against:	767,522
Abstain:	684,686
Broker Non-Votes:	4,036,299

Proposal 3:  Advisory vote on the frequency of future advisory votes on the Company’s executive compensation.

Every Year:	10,855,486
Every Two Years:	3,421
Every Three Years:	6,201
Abstain:	778,596
Broker Non-Votes:	4,036,299

Proposal 4:  The ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.

For:	15,582,171
Against:	93,918
Abstain:	3,914
Broker Non-Votes:	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contura Energy, Inc.

Date: May 10, 2019	By:	/s/ Mark M. Manno
Name: Mark M. Manno
Title: Interim Co-Chief Executive Officer, Executive Vice President, Chief Administrative & Legal Officer and Secretary